UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	3/31/06

BOSTON CAPITAL TAX CREDIT FUND V L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of May 28, 2004 Boston Capital Tax Credit Fund V L.P., a Delaware limited partnership, specifically Series 49 thereof, entered into various agreements relating to Bristol Apartments, L.P. a Texas limited partnership (the "Operating Partnership") on behalf of Series 49 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of May 28, 2004(the "Operating Partnership Agreement"), pursuant to which Series 49 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 248 unit apartment complex for located at Houston in Harris County, Texas, which is known as Bristol Apartments (the "Apartment Complex"). The Apartment Complex consists of 27 buildings containing 56 one-bedroom units, 104 two-bedroom units and 88 three-bedroom units. Unit amenities include central air conditioning, dishwasher, walk-in closets, washer/dryer hook-up. Property amenities include a computer room, swimming pool, recreation room, fitness center and lawn irrigation system. Construction of the Apartment Complex in June 2004 and was completed on November 28, 2005. 100% Occupancy scheduled for July 2006.

The Operating Partnership is receiving construction financing in the amount of $12,625,000 (the "Construction Mortgage") from Texas Department of Housing and Community Development. The Construction Mortgage bears interest at the rate of 2.54% per annum and has a 30 year amortization period. The Operating Partnership expects to receive permanent financing in the amount of $12,625,000 (the "Permanent Mortgage") from JP Morgan Chase Bank. The Permanent Mortgage is expected to bear interest at 2.54% per annum payable over a 30 year amortization period.

It is expected that 100% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is Bristol Apartments l, L.L.C., (the "General Partner"). The of the General Partner is William D. Henson.

Series 49 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $6,964,779 to the Operating Partnership in 6 installments as follows:

    $2,089,434 (the "First Installment ") upon the latest of (A) the Admission

    Date, (B) the closing of the Bond Loan in a manner satisfactory to the Special Limited Partner, (C) receipt of Credit Approval, (D) the Permanent Loan Commitment Date or(E) Construction Permitting Date;

    $2,089,434 (the "Second Installment ") upon the 50% Completion Date,

    provided, however, that the proceeds of the Second Installment shall be disbursed to the Construction Lender to the extent so required by the Disbursement Agreement and upon the approval of draw requests submitted to and approved by the Special Limited Partner; and in turn, the Construction Lender shall disburse the Second Installment proceeds to the Partnership in accordance with the Construction Loan Documents, including without limitation, the Disbursement Agreement and all draw requests shall be in the form and contain all of the supporting documentation, including without limitation, a report from the Inspecting Consultant, required by the Construction Loan Documents;

    $1,532,251 (the "Third Installment") upon the 75% Completion Date,

    provided, however, that the proceeds of the Third Installment shall be disbursed to the Construction Lender to the extent so required by the Disbursement Agreement and upon the approval of draw requests submitted to and approved by the Special Limited Partner; and in turn, the Construction Lender shall disburse the Third Installment proceeds to the Partnership in accordance with the Construction Loan Documents, including without limitation, the Disbursement Agreement and all draw requests shall be in the form and contain all of the supporting documentation, including without limitation, a report from the Inspecting Consultant, required by the Construction Loan Documents;

    $557,182 (the "Fourth Installment"), on the latest of (A) the Completion

    Date, (B) receipt of an updated Title Policy in form and substance satisfactory to the Special Limited Partner, which policy in no event shall contain a survey exception, (C) receipt by the Investment Limited Partner of the Contractor Pay-Off Letter, (D) receipt by the Investment Limited Partner of an Estoppel Letter from each Lender and evidence of satisfaction of the Insurance Requirements; (E) completion of all Due Diligence Recommendations, and (F) receipt by the Special Limited Partner of a letter from the local provider of telephone service confirming service is available to the Apartment Complex;

    $348,239 (the "Fifth Installment") on the latest of (A) the Initial 100%

    Occupancy Date, (B) Cost Certification, (C) Permanent Mortgage Commencement, (D) Rental Achievement or (E) receipt by the Investment Limited Partner of the Initial Compliance Audit; and

    $348,239 (the "Sixth Installment") upon the receipt by the Investment

Limited Partner of a copy of the State Designation;

The first through fourth Installments have been paid by Series 49.

The total Capital Contribution of Series 49 to the Operating Partnership is based on the Operating Partnership receiving $898,681 in Tax Credits during the 10-year period commencing in 2005 of which 8.02% ($72,074) will be allocated to Series 49 as the Investment Limited Partner of the Operating Partnership.

Series 49 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	.01%	65%	90%
Series 49	99.99%	34.999%	10%
Special Limited Partner	0%	.001%	0%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 49.

Series 49 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2005 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $8,000. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 10.2(a) of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2005 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $8,000. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section 10.2(a) of the Operating Partnership Agreement. If for any reason the Partnership Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $2,582,294. The Development Fee, of which 2,182,250 is projected to be deferred, shall be due and payable only in accordance with Section 6(a) of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the end of the Tax Credit Period from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form

S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 29, 2006

BOSTON CAPITAL TAX CREDIT FUND V L.P.

By: Boston Capital Associates V L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President